EXHIBIT 2

TPG-AXON MANAGEMENT LP, TPG-AXON PARTNERS GP, L.P., TPG-AXON GP, LLC, TPG-AXON PARTNERS, LP, TPG-AXON INTERNATIONAL, L.P., TPG-AXON INTERNATIONAL GP, LLC, DINAKAR SINGH LLC AND DINAKAR SINGH (COLLECTIVELY, “TPG-AXON”) INTEND TO FILE WITH THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) A DEFINITIVE CONSENT STATEMENT AND ACCOMPANYING CONSENT CARD TO BE USED TO SOLICIT WRITTEN CONSENTS FROM THE STOCKHOLDERS OF SANDRIDGE ENERGY, INC. IN CONNECTION WITH TPG-AXON'S INTENT TO TAKE CORPORATE ACTION BY WRITTEN CONSENT. ALL STOCKHOLDERS OF SANDRIDGE ENERGY, INC. ARE ADVISED TO READ THE DEFINITIVE CONSENT STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF WRITTEN CONSENTS BY TPG-AXON AND ANY OTHER PARTICIPANTS AT SUCH TIME (COLLECTIVELY, THE "PARTICIPANTS") FROM THE STOCKHOLDERS OF SANDRIDGE ENERGY, INC., WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING ADDITIONAL INFORMATION RELATED TO THE PARTICIPANTS. WHEN COMPLETED, THE DEFINITIVE CONSENT STATEMENT AND FORM OF WRITTEN CONSENT WILL BE FURNISHED TO SOME OR ALL OF THE STOCKHOLDERS OF SANDRIDGE ENERGY, INC. AND WILL, ALONG WITH OTHER RELEVANT DOCUMENTS, BE AVAILABLE AT NO CHARGE ON THE SEC'S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, TPG-AXON WILL PROVIDE COPIES OF THE DEFINITIVE CONSENT STATEMENT AND ACCOMPANYING CONSENT CARD (WHEN AVAILABLE) WITHOUT CHARGE UPON REQUEST.

PARTICIPANTS

TPG-Axon Management LP, together with the entities and individuals below (collectively, the “Participants”), are anticipated to be, or may be deemed to be, participants in a solicitation of written consents from the stockholders of the Issuer (the “Consent Solicitation”).

The Participants include (i) TPG-Axon Management LP, a Delaware limited partnership (“TPG-Axon Management”); (ii) TPG-Axon Partners GP, L.P., a Delaware limited partnership (“PartnersGP”); (iii) TPG-Axon GP, LLC, a Delaware limited liability company (“GPLLC”); (iv) TPG-Axon Partners, LP, a Delaware limited partnership (“TPG-Axon Domestic”); (v) TPG-Axon International, L.P., a Cayman Islands exempted limited partnership (“TPG-Axon International”); (vi) TPG-Axon International GP, LLC, a Delaware limited liability company (“InternationalGP”); (vii) Dinakar Singh LLC, a Delaware limited liability company (“Singh LLC”); and (viii) Dinakar Singh, a United States citizen (“Mr. Singh,” together with TPG-Axon Management LP, TPG-Axon Partners GP, L.P., TPG-Axon GP, LLC, TPG-Axon Partners, LP, TPG-Axon International, L.P., TPG-Axon International GP, LLC, and Dinakar Singh LLC, "TPG-Axon").

Mr. Singh is primarily engaged in the business of investment management.  The principal business of TPG-Axon Management is to serve as investment manager to the investment funds TPG-Axon Domestic, TPG-Axon International and the Account, the principal business of each of which is to invest in securities.  The principal business of InternationalGP is to serve as the general partner of TPG-Axon International.  The principal business of PartnersGP is to serve as the general partner of TPG-Axon Domestic and the managing member of InternationalGP.  The principal business of GPLLC is to serve as the general partner of PartnersGP and TPG-Axon Management.  The principal business of Singh LLC is to serve as a managing member of GPLLC.

BENEFICIAL OWNERSHIP OF SHARES:

As of the close of business on November 29, 2012, TPG-Axon may be deemed to beneficially own, in the aggregate, 32,110,215 shares, representing approximately 6.5% of the Issuer’s outstanding Common Stock.  Such shares include an aggregate of 28,350,000 shares beneficially owned by TPG-Axon through ownership of the shares by TPG-Axon Domestic, TPG-Axon International and a separately managed account, representing approximately 5.8% of the Issuer’s outstanding Common Stock.  In addition, TPG-Axon may be deemed to beneficially own an additional 3,760,215 shares of Common Stock, representing approximately 0.8% of the Issuer’s outstanding Common Stock, which shares may be held for hedging purposes by counterparties to cash-settled total return swaps to which TPG-Axon Domestic, TPG-Axon International and the separately managed account are parties (the “TPG-Axon Swaps”).  The percentages used herein and in the rest of this Schedule 13D are calculated based upon the 490,475,672 shares of Common Stock outstanding as of November 5, 2012, as reported in the Issuer’s Form 10-Q for the quarterly period ended September 30, 2012 filed with Securities and Exchange Commission on November 9, 2012.

The Participants may be deemed to have formed a "group," within the meaning of Section 13(d)(3) of the Exchange Act.  Collectively, as of the close of business on November 29, 2012, the group may be deemed to have voting control over a combined 28,350,000 shares of Common Stock, constituting approximately 5.8% of the outstanding shares of Common Stock and beneficial ownership over a combined 32,110,215 shares constituting approximately 6.5% of the Issuer’s outstanding Common Stock.

In addition to the above, employees of the Participants may assist in the solicitation of consents and will receive no additional consideration therefor and any persons nominated by the Participants for director of the Issuer pursuant to the Participants' consent solicitation will, when identified, constitute additional participants in the solicitation.